As filed with the Securities and Exchange Commission on November 29, 2007

                                                     Registration No. 333-124967

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                 POST-EFFECTIVE
                                 AMENDMENT NO. 1
                                       to
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                             ----------------------

                         APPLEBEE'S INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                 43-1461763
  (State or other jurisdiction                  (I.R.S. Employer
 of incorporation or organization)             Identification No.)

                             4551 West 107th Street
                           Overland Park, Kansas 66207
               (Address of Principal Executive Offices) (Zip Code)

           APPLEBEE'S INTERNATIONAL, INC. EMPLOYEE STOCK PURCHASE PLAN
 APPLEBEE'S INTERNATIONAL, INC. AMENDED AND RESTATED 1995 EQUITY INCENTIVE PLAN
                            (Full title of the plan)

                                Rebecca R. Tilden
                             4551 West 107th Street
                           Overland Park, Kansas 66207

                     (Name and address of agent for service)

                                 (913) 967-4000

          (Telephone number, including area code, of agent for service)

                          DEREGISTRATION OF SECURITIES

         On May 16, 2005, Applebee's International, Inc. (the "Company") filed a
registration   statement  on  Form  S-8,  Registration  Number  333-124967  (the
"Registration  Statement"),  with  respect  to 500,000  shares of the  Company's common stock,  par value $0.01 per share (the "Common  Stock"),  relating to the
Company's  Employee Stock  Purchase  Plan, and 4,000,000  shares of Common Stock relating to the Company's Amended and Restated 1995 Equity Incentive Plan.

         On July 15, 2007, IHOP Corp., CHLH Corp and the Company entered into an
Agreement and Plan of Merger,  pursuant to which CHLH Corp. would merge with and into the Company,  with the Company as the surviving corporation (the "Merger").
On November 29, 2007,  the  effective  date of the Merger,  each share of Common
Stock  outstanding  immediately  prior to the Merger  (other than shares held in treasury and shares as to which a stockholder has properly  exercised  appraisal rights) was cancelled and converted into the right to receive $25.50 in cash.

         In  connection  with the closing of the Merger,  all  offerings  of the
Company's   Common  Stock   contemplated   pursuant  to  existing   registration
statements,  including the  Registration  Statement,  have been  terminated.  In accordance with an undertaking made in the Registration Statement to remove from registration,  by means of a  post-effective  amendment,  any  securities of the
Company which remain unsold at the  termination  of the offering  subject to the
Registration Statement,  the Company hereby removes from registration all shares of Common Stock registered  under the Registration  Statement that remain unsold as of the date this Post-Effective Amendment No. 1 to the Registration Statement
is filed with the Securities and Exchange Commission.

                                   SIGNATURES

         Pursuant  to the  requirements  of the  Securities  Act  of  1933,  the registrant certifies that it has reasonable grounds to believe that it meets all of the  requirements  for  filing  on Form S-8 and has  duly  caused  this  Post
Effective  Amendment  No. 1 to the  Registration  Statement  to be signed on its behalf by the undersigned,  thereunto duly authorized,  in the City of New York,
State of New York, on November 29, 2007.

                                   APPLEBEE'S INTERNATIONAL, INC.

                                   By:    /s/  Julia A. Stewart
                                        ----------------------------------------
                                         Julia A. Stewart
                                         Chief Executive Officer

         Pursuant  to the  requirements  of the  Securities  Act of  1933,  this
Post-Effective  Amendment  No. 1 to the  Registration  Statement has been signed below by the following persons in the capacities indicated on November 29, 2007.

                   Signature                          Title

        /s/  Julia A. Stewart               Chief Executive Officer, Director
        --------------------------------    ----------------------------------
        Julia A. Stewart                    (Principal Executive Officer)

        /s/  Beverly O. Elving              Senior Vice President, Finance
        --------------------------------    -------------------------------
        Beverly O. Elving                   (Principal Financial and
                                             Accounting Officer)

        /s/  Thomas G. Conforti              Director
        --------------------------------
        Thomas G. Conforti